EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lexicon United Incorporated

We hereby consent to the inclusion in this registration statement on Form SB-2 for Lexicon United Incorporated of our report, dated April 3, 2006 (except Notes J & L as to which the date is October 26, 2006), appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Meyler & Company, LLC

Meyler & Company, LLC
Middletown, New Jersey
January 22, 2007